                     EXHIBIT 11 STATEMENT RE: COMPUTATION OF
                               PER SHARE EARNINGS

                                                         For The Three Months Ended            For The Nine Months Ended
                                                                  September 30,                      September 30,
                                                        ------------------------------         -------------------------
                                                           1997               1996               1997             1996
Net Income                                              $15,339,833       $16,548,708         $40,843,966   $46,276,085

Net Income per Share                                    $      0.51       $      0.53         $      1.36   $      1.48

Weighted Average Number of Shares Outstanding            30,145,926        30,974,994          30,060,895    31,262,294

















See condensed notes to consolidated financial statements.